EXECUTION COPY

Exhibit 4.03

INDENTURE

between

Guilford Pharmaceuticals Inc.

and

Wachovia Bank, National Association

as Trustee

$60,000,000

5% Convertible Subordinated Notes due 2008*

Dated as of June 17, 2003

*	Plus an option to purchase up to $20,000,000 principal amount of 5% Convertible Subordinated Notes due 2008.

v

Cross-Reference Table*

Trust Indenture		Indenture
Act Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10, 10.10
	(a)(3)	n/a
	(a)(4)	n/a
	(a)(5)	n/a
	(b)	7.08, 7.10, 10.02
	(c)	n/a
311	(a)	7.11
	(b)	7.11
	(c)	n/a
312	(a)	2.05
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(1)	n/a
	(b)(2)	7.06
	(c)	7.06, 10.02
	(d)	7.06
314	(a)	4.02, 10.02
	(b)	n/a
	(c)(1)	10.04
	(c)(2)	10.04
	(c)(3)	n/a
	(d)	n/a
	(e)	10.05
	(f)	n/a
315	(a)	7.01	(b)
	(b)	7.05, 10.02
	(c)	7.01	(a)
	(d)	7.01	(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05

Trust Indenture		Indenture
Act Section		Section

	(a)(1)(B)	6.04
	(a)(2)	n/a
	(b)	6.02
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	10.01
	(b)	n/a
	(c)	10.01

“n/a” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

THIS INDENTURE, dated as of June 17, 2003, is between Guilford Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Wachovia Bank, National Association, a national banking association, as trustee (the “Trustee”). The Company has duly authorized the creation of its 5% Convertible Subordinated Notes due 2008 (the “Convertible Notes”), and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Convertible Notes:

ARTICLE I.

Definitions

     SECTION 1.01. Definitions.

     “Affiliate” means, when used with reference to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control of, the referent person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of management or policies of the referent person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

     “Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

     “Board of Directors” means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     “Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, but excluding any debt securities convertible into such equity.

     “Change of Control” means the occurrence of one or more of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding Voting Stock of the Company, (b) the Company consolidates with or merges into any other corporation, any other corporation merges into the Company, or the Company effects a share exchange, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding Voting Stock of the corporation resulting from such transaction in substantially the same respective proportions as their ownership of the Voting Stock of the Company immediately before such transaction, (c) the Company, or the Company and its subsidiaries taken as a whole, sells, assigns, conveys, transfers or leases all or substantially all assets of the Company, or of the Company and its subsidiaries taken as a whole, as applicable (other than to one or more wholly-owned subsidiaries of the Company), (d) any time the Continuing Directors do not constitute a majority of the Board of Directors (or, if applicable, a successor corporation to the Company), or (e) the Company undertakes a liquidation, dissolution or winding up; provided, however, that a Change of Control under (a), (b) and (c) above shall not be deemed to have occurred if either (y) the Daily Market Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clause (a) above) or the period of ten consecutive trading days ending immediately before the Change of Control (in the case of a Change of Control under clause (b) or (c) above) shall equal or exceed 105% of the Conversion Price in effect on the date of such Change of Control or the public announcement of such Change of Control, as applicable (provided that for purposes of the foregoing, the Conversion Price shall be determined without regard to temporary reductions thereof pursuant to Section 12.05(h)) or (z) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange, the American Stock Exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the notes become convertible solely into such common stock.

     “Commission” means the Securities and Exchange Commission.

     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.06, however, shares issuable on conversion of Convertible Notes shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor. References to the Company shall not include any Subsidiary.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors on the date of this Indenture or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     “Convertible Notes” means the 5% Convertible Subordinated Notes due 2008 issued, authenticated and delivered under this Indenture.

     “Conversion Price” means the initial conversion price specified in the form of Convertible Note in Paragraph 16 of such form, as adjusted in accordance with the provisions of Article XII.

     “Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time the trust created by this Indenture shall principally be administered; as of the date hereof, the Corporate Trust Office is located at 1021 East Cary Street, 3rd Floor, Richmond, Virginia 23219, Attention: Corporate Trust Administration-VA 9646.

     “Daily Market Price” means the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as quoted on the Nasdaq National Market, or if the Common Stock is not then quoted on the Nasdaq National Market, as reported on the principal national securities exchange upon which the Common Stock is listed.

     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     “Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

     “Designated Event” means the occurrence of a Change of Control or a Termination of Trading.

     “Designated Senior Debt” means (a) the Senior Bank Credit Facility and (b) any particular Senior Debt which has at the time of the giving of a Payment Blockage Notice an aggregate outstanding principal amount in excess of $5,000,000, if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be “Designated Senior Debt” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     “DTC” means The Depository Trust Company, a New York corporation.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     “Global Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

     “Indebtedness” means, with respect to any person, all obligations, whether or not contingent, of such person:

(i) (a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on the assets of such person that is (1) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (2) existing on property at the time of acquisition thereof),

(b) evidenced by a note, debenture, bond or other similar written instrument,

(c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP, or under any lease or related document (including a purchase agreement) that provides that such person is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and such person’s obligations under such lease or related document to purchase or to cause a third party to purchase such leased property,

(d) in respect of letters of credit, bank guarantees or bankers’ acceptances (including reimbursement obligations with respect to any of the foregoing),

(e) Obligations secured by a mortgage, pledge, lien, charge, or similar encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person’s legal liability,

(f) in respect of the balance of deferred and unpaid purchase price of any property or assets, and

(g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

(ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person (including, without limitation, through “take or pay” and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and

(iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     “Indenture” means this Indenture as amended or supplemented from time to time.

     “Initial Purchasers” means Citigroup Global Markets Inc. and CIBC World Markets Corp.

     “Interest Payment Date” means January 1 and July 1 of each year, commencing with January 1, 2004.

     “Issue Date” means the date on which Convertible Notes are first issued and authenticated under this Indenture.

     “Liquidated Damages” has the meaning specified in paragraph 17 of the form of Convertible Note which is attached as Exhibit A hereto.

     “Material Subsidiary” means any Subsidiary of the Company which at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     “Maturity Date” means July 1, 2008.

     “Note Custodian” means Wachovia Bank, National Association, as custodian with respect to any Global Security, or any successor entity thereto.

     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     “Offering Memorandum” means the final offering memorandum dated June 11, 2003, relating to the Convertible Notes, including all amendments thereto.

     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President (whether or not designated by a number or numbers or word or words before or after the title “Vice President”), the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

     “Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers, one of whom is the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Controller of the Company.

     “Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

     A “person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

     “Redemption Date” when used with respect to any of the Convertible Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to Article III of this Indenture and the Convertible Notes.

     “Redemption Price” when used with respect to any of the Convertible Notes to be redeemed, means the price fixed for such redemption pursuant to Article III of this Indenture and the Convertible Notes.

     “Registration Rights Agreement” means the Registration Rights Agreement relating to the Convertible Notes and Common Stock issuable upon conversion of such Convertible Notes dated June 17, 2003, between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     “Regular Record Date” means the June 15 or December 15 immediately preceding each Interest Payment Date.

     “Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

     “Restricted Common Stock Legend” means the legend labeled as such and that is set forth in Exhibit B hereto.

     “Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     “Senior Bank Credit Facility” means the Loan and Security Agreement, dated as of May 7, 2003, between the Company and Wachovia Bank, National Association, as the lender, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditor, group of lenders or group of creditors and including the related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

     “Senior Debt” means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any Indebtedness of the Company (including, without limitation, any Obligations in respect of such Indebtedness and any interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim after such filing in any proceeding under such Bankruptcy Law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (i) Indebtedness evidenced by the Convertible Notes, (ii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any Subsidiary of the Company, (iv) trade payables for goods, services or materials purchased in the ordinary course of business and (v) any particular Indebtedness in which the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Convertible Notes.

     “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

     “Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

     “Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Convertible Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

     “TIA” means the Trust Indenture Act of 1939 as in effect on the date of execution of this Indenture, except as provided in Sections 9.03 and 12.06.

     “Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     “Trust Officer” means an officer in the Corporate Trust Office of the Trustee and having direct responsibility for the administration of this Indenture.

     “Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     SECTION 1.02. Certain Other Definitions.

Defined
in Section

“Agent Member”	2.01
“Bankruptcy Law”	6.01
“Business Day”	10.07
“Closing Price”	12.05
“Conversion Agent”	2.03
“Current Market Price”	12.05
“Custodian”	6.01
“Designated Event Date”	4.06
“Designated Event Offer”	4.06
“Designated Event Offer Termination Date”	4.06
“Designated Event Payment”	4.06
“Designated Event Payment Date”	4.06
“Event of Default”	6.01
“Expiration Time”	12.05
“Fair Market Value”	12.05
“Global Security”	2.01
“Legal Holiday”	10.07
“Non-electing Share”	12.06
“Paying Agent”	2.03
“Payment Blockage Notice”	11.03
“Purchased Shares”	12.05
“Record Date”	12.05
“Registrar”	2.03
“Securities”	12.05
“Trading Day”	12.05
“Trigger Event”	12.05

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     “Commission” means the Commission;

     “indenture securities” means the Convertible Notes;

     “indenture security holder” means a holder of a Convertible Note;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the Convertible Notes means the Company or any other obligor on the Convertible Notes.

     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular; and

(5) the male, female and neuter genders include one another.

ARTICLE II.

The Convertible Notes

     SECTION 2.01. Form and Dating. (a) Global Securities. The Convertible Notes are being offered and sold by the Company pursuant to a Purchase Agreement relating to the Convertible Notes, dated June 11, 2003, among the Company and the Initial Purchaser (the “Purchase Agreement”).

     The Convertible Notes are being offered and sold (i) in reliance on Regulation S under the Securities Act (“Regulation S”) or (ii) to “qualified institutional buyers” as defined in Rule 144A (“QIBs”) in reliance on Rule 144A under the Securities Act (“Rule 144A”), each as provided in the Purchase Agreement, and shall be issued in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in Exhibit A hereto (each, a “Global Security”). Any Global Security shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary (and, in the case of Convertible Notes held in accordance with Regulation S, registered with the Depositary for the accounts of designated agents holding on behalf of the Euroclear System (“Euroclear”) or Clearstream Banking, societe anonyme (“Clearstream”)), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b)  Book-Entry Provisions. This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and the written order of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or other nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations and Instructions to Participants” of Clearstream shall be applicable to interests in any Global Securities that are held by participants through Euroclear or Clearstream. The Trustee shall have no obligation to notify holders of any such procedures or to monitor or enforce compliance with the same.

     (c)  Definitive Securities. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Convertible Notes in definitive form. If applicable, certificated Convertible Notes in definitive form will bear the Restricted Securities Legend set forth on Exhibit A unless removed in accordance with Section 2.06(c).

     SECTION 2.02. Execution and Authentication. One Officer shall sign the Convertible Notes for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Convertible Note no longer holds that office at the time the Convertible Note is authenticated, the Convertible Note shall nevertheless be valid.

     A Convertible Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Convertible Note has been authenticated under this Indenture.

     Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Convertible Notes for original issue up to an aggregate principal amount of $60,000,000 (plus up to $20,000,000 aggregate principal amount of Convertible Notes that may be sold by the Company pursuant to the option granted pursuant to the Purchase Agreement) to the Initial Purchasers. The aggregate principal amount of Convertible Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Convertible Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Convertible Notes. An authenticating agent may authenticate Convertible Notes whenever the Trustee may do so.

     Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

     SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain or cause to be maintained in the City of New York, New York, an office, agency or drop facility: (i) where securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) where Convertible Notes may be presented for payment (“Paying Agent”); (iii) where Convertible Notes may be presented for conversion (the “Conversion Agent”); and (iv) where notices and demands to or upon the Company in respect of Convertible Notes and this Indenture may be served by the holders of the Convertible Notes. The Registrar shall keep a Register (“Register”) of the Convertible Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term “Paying Agent” includes any additional paying agent, and the term “Conversion Agent” includes any additional conversion agent. The Company may change any such additional Agent with 30 days prior written notice to the Trustee. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its subsidiaries may act as Agent, except that for purposes of Articles III and VIII and Section 4.06, neither the Company nor any of its subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar, or Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such at the following drop facility: Wachovia Bank, National Association, 40 Broad Street, 5th Floor, New York, New York 10004.

     SECTION 2.04. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of the Convertible Notes or the Trustee all money held by the Paying Agent for the payment of principal, interest or Liquidated Damages on the Convertible Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of the Convertible Notes all money held by it as Paying Agent.

     SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Convertible Notes and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within 15 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Convertible Notes.

     SECTION 2.06. Transfer and Exchange. (a) When Convertible Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Convertible Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Convertible Notes at the Registrar’s request, bearing registration numbers not contemporaneously outstanding. No service charge shall be made to a holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.10, 3.07, 4.06, 9.05 or 12.02.

     The Company or the Registrar shall not be required (i) to issue, register the transfer of or exchange Convertible Notes during a period beginning at the opening of business 15 days before the day of any selection of Convertible Notes for redemption under Section 3.03 and ending at the close of business on the day of selection, (ii) to register the transfer or exchange of any Convertible Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Note being redeemed in part, (iii) to register the transfer of any Convertible Notes surrendered for repurchase pursuant to Section 4.06 or (iv) to register the transfer of any Convertible Notes surrendered for conversion.

     All Convertible Notes issued upon any transfer or exchange of Convertible Notes in accordance with this Indenture shall be the valid obligations of the Company,

evidencing the same debt, and entitled to the same benefits under this Indenture as the Convertible Notes surrendered upon such registration of transfer or exchange.

     (b)  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Sections 2.01(b) and 2.10; provided, however, that beneficial interests in a Global Security may only be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading “Notice to Investors” in the Offering Memorandum and, if applicable, in the Restricted Securities Legend.

     Except for transfers or exchanges made in accordance with Section 2.10, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

     In the event that a Global Security is exchanged for Convertible Notes in definitive form pursuant to Section 2.10 prior to the effectiveness of a Shelf Registration Statement with respect to such Convertible Notes, such exchange may occur, and such Convertible Notes may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Convertible Notes in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Convertible Notes in definitive form of the same aggregate principal amount as the Global Security or the Convertible Notes in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Convertible Notes in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

     (c)  Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement, if Convertible Notes are issued upon the registration of transfer, exchange or replacement of Convertible Notes bearing a Restricted Securities Legend, or if a request is made to remove such a Restrictive Securities Legend on Convertible Notes, the Convertible Notes so issued shall bear the Restricted Securities Legend, or a Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel given in accordance with the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Convertible Notes are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver Convertible Notes that do not bear the legend. The Company shall not otherwise be entitled to require the delivery of a legal opinion in connection with any transfer or exchange of Securities.

     (d)  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

     (e)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07. Replacement Convertible Notes. If the holder of a Convertible Note claims that its Convertible Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Convertible Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Convertible Note, the holder of a Convertible Note must provide a certificate of loss and an indemnity or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Convertible Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Convertible Note.

     The Trustee or any authenticating agent may authenticate any such substituted Convertible Note, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Convertible Note, the Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Convertible Note which has matured or is about to mature, or has been called for redemption pursuant to Article III, submitted for repurchase pursuant to Section 4.06 or is about to be converted into Common Stock pursuant to Article XII, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Convertible Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Convertible Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Convertible Note and of the ownership thereof.

     Every replacement Convertible Note is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Convertible Notes duly issued, authenticated and delivered hereunder.

     SECTION 2.08. Outstanding Convertible Notes. The Convertible Notes outstanding at any time are all the Convertible Notes properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

     If a Convertible Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Convertible Note is held by a bona fide purchaser.

     If Convertible Notes are considered paid under Section 4.01 or converted under Article XII, they cease to be outstanding, and interest and Liquidated Damages, if any, on them ceases to accrue.

     Subject to Section 2.09 hereof, a Convertible Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Convertible Note.

     SECTION 2.09. When Treasury Convertible Notes Disregarded. In determining whether the holders of the required principal amount of Convertible Notes have concurred in any direction, waiver or consent, Convertible Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Convertible Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

     SECTION 2.10. Temporary Convertible Notes. (a) Until definitive Convertible Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Convertible Notes. Temporary Convertible Notes shall be substantially in the form of definitive Convertible Notes but may have variations that the Company considers appropriate for temporary Convertible Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Convertible Notes in exchange for temporary Convertible Notes.

     (b)  A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, (ii) if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days of such notice, (iii) the Depositary is closed for business for 14 continuous days, (iv) the Depositary announces an intention to cease business permanently or in fact does so, (v) the Company, in its sole discretion, determines that such Global Security shall be exchangeable for certificated Convertible Notes or (vi) an Event of Default has occurred and is continuing.

     (c)  Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of certificated Convertible Notes in definitive form shall, if held by the Depositary, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Convertible Notes of authorized denominations in the form of certificated Convertible Notes in definitive form. Any portion of a Global Security transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Convertible Notes in the form of certificated Convertible Notes in definitive form delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(c), bear the Restricted Securities Legend set forth in Exhibit A hereto.

     (d)  Prior to any transfer pursuant to Section 2.10(b), the registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Convertible Notes.

     SECTION 2.11. Cancellation. The Company at any time may deliver Convertible Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Convertible Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else may cancel Convertible Notes surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation. Upon written instructions of the Company, the Trustee shall destroy and dispose of canceled Convertible Notes as the Company directs and, after such destruction, shall deliver a certificate of destruction to the Company. The Company may not issue new Convertible Notes to replace Convertible Notes that it has paid, redeemed or repurchased or that have been delivered to the Trustee for cancellation or that any holder has (i) converted pursuant to Article XII hereof, (ii) submitted for redemption pursuant to Article III hereof or (iii) submitted for repurchase pursuant to Section 4.06 hereof (unless revoked).

     SECTION 2.12. Defaulted Interest. If the Company fails to make a payment of interest on the Convertible Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Convertible Notes on a subsequent special Record Date. The Company shall fix any such Record Date and payment date. At least 15 days before any such Record Date, the Company shall mail to holders of the Convertible Notes a notice that states the Record Date, payment date and amount of such interest to be paid.

     SECTION 2.13. CUSIP Numbers. The Company in issuing the Convertible Notes may use “CUSIP” numbers, and if so, such CUSIP numbers shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Convertible Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Convertible Notes and that reliance may be placed only on the other identification numbers printed on the Convertible Notes. The Company will promptly notify the Trustee of any change in any CUSIP number.

     SECTION 2.14. Regulation S. The Company agrees that it will refuse to register any transfer of Convertible Notes or any shares of Common Stock issued upon conversion of Convertible Notes that is not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration statement which has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided, however, that the provisions of this Section 2.14 shall not be applicable to any Convertible Notes which do not bear a Restricted Securities Legend or to any shares of Common Stock evidenced by certificates which do not bear a Restricted Common Stock Legend.

ARTICLE III.

Redemption

     SECTION 3.01. Optional Redemption. The Company may redeem all or any portion of the Convertible Notes upon the terms and at the Redemption Prices set forth in each of the Convertible Notes. Any redemption shall be made pursuant to Paragraph 5 of the Convertible Notes and this Article III.

     SECTION 3.02. Notices to Trustee. If the Company elects to redeem Convertible Notes pursuant to the optional redemption provisions of paragraph 5 of the Convertible Notes, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Convertible Notes (if less than all) to be redeemed, (iv) the Redemption Price and (v) the CUSIP number of the Convertible Notes being redeemed.

     SECTION 3.03. Selection of Convertible Notes To Be Redeemed. If less than all the Convertible Notes are to be redeemed, the Trustee shall select the Convertible Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Convertible Notes are listed or quoted or, if the Convertible Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Convertible

Notes outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Convertible Notes that has a denomination larger than $1,000. Convertible Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

     Provisions of this Indenture that apply to Convertible Notes called for redemption also apply to portions of Convertible Notes called for redemption. The Trustee shall notify the Company promptly of the Convertible Notes or portions of Convertible Notes to be called for redemption.

     If any Convertible Note selected for partial redemption is converted in part after such selection, the converted portion of such Convertible Note shall be deemed (so far as possible) to be the portion to be selected for redemption. The Convertible Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Convertible Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Convertible Notes, the Company and the Trustee may treat as outstanding any Convertible Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Convertible Note authenticated and delivered during such period in exchange for the unconverted portion of any Convertible Note converted in part during such period.

     SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption to each holder whose Convertible Notes are to be redeemed, at such holder’s registered address.

     The notice shall identify the Convertible Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if any Convertible Note is being redeemed in part, the portion of the principal amount of such Convertible Note to be redeemed and that, after the Redemption Date, upon surrender of such Convertible Note, a new Convertible Note or Convertible Notes in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof;

(4) that Convertible Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) that interest and Liquidated Damages, if any, on Convertible Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this

Indenture);

(6) the paragraph of the Convertible Notes pursuant to which the Convertible Notes called for redemption are being redeemed;

(7) the aggregate principal amount of Convertible Notes (if less than all) that are being redeemed;

(8) the CUSIP number of the Convertible Notes (provided that the disclaimer permitted by Section 2.13 may be made);

(9) the name and address of the Paying Agent;

(10) that Convertible Notes called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

(11) that in the case of Convertible Notes or portions thereof called for redemption on a date that is also an Interest Payment Date, the interest and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Convertible Note is registered at the close of business on the relevant Regular Record Date.

       The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Convertible Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Convertible Note.

       At the Company’s request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense.

       SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Convertible Notes called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Convertible Note.

       SECTION 3.06. Deposit of Redemption Price. On or before the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest (together with Liquidated Damages, if any) on all Convertible Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

       On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price, interest and Liquidated Damages, if any, will cease to accrue on the principal amount of the Convertible Notes or portions thereof called for redemption and for which funds have been set apart for payment, and such Convertible

Notes, or portions thereof, shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in this Section 3.06 and Section 8.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Convertible Notes, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest and Liquidated Damages, if any, to (but excluding) the Redemption Date. In the case of Convertible Notes or portions thereof redeemed on a Redemption Date which is also an Interest Payment Date, the interest and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Convertible Note is registered at the close of business on the relevant Regular Record Date.

     SECTION 3.07. Convertible Notes Redeemed in Part. Upon surrender of a Convertible Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the holder of a Convertible Note a new Convertible Note equal in principal amount to the unredeemed portion of the Convertible Note surrendered, at the expense of the Company, except as specified in Section 2.06.

     SECTION 3.08. Conversion Arrangement on Call for Redemption. In connection with any redemption of Convertible Notes, the Company may arrange for the purchase and conversion of any Convertible Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Convertible Notes by paying to the Trustee in trust for the holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, of such Convertible Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Convertible Notes, together with interest and Liquidated Damages, if any, accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy shall be filed with the Trustee prior to the date fixed for redemption. Any Convertible Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Convertible Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Convertible Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Convertible Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Convertible Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV.

Covenants

     SECTION 4.01. Payment of Convertible Notes. The Company shall pay the principal of and interest and Liquidated Damages, if any, on the Convertible Notes on the dates and in the manner provided in the Convertible Notes. Principal, interest, Liquidated Damages, the Redemption Price and the Designated Event Payment shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds as of 10:00 a.m., New York City time, on that date immediately available funds designated for and sufficient to pay all principal, interest and Liquidated Damages, if any, the Redemption Price or the Designated Event Payment then due; provided, however, that money held by the Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article XI or the payment of which to the holders of the Convertible Notes is prohibited by Article XI shall not be considered to be designated for the payment of any principal of or interest or Liquidated Damages, if any, on the Convertible Notes within the meaning of this Section 4.01.

     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Convertible Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

     SECTION 4.02. Commission Reports. The Company shall comply with Section 314(a) of the TIA.

     SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and, that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Convertible Notes are prohibited.

     The Company shall, so long as any of the Convertible Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.04. Maintenance of Office or Agency. The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Convertible Notes may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

     SECTION 4.05. Continued Existence. Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

     SECTION 4.06. Repurchase Upon Designated Event. Following a Designated Event (the date of each such occurrence being the “Designated Event Date”), the Company shall notify the holders of Convertible Notes in writing of such occurrence and shall make an offer (the “Designated Event Offer”) to repurchase all Convertible Notes then outstanding at a repurchase price in cash (the “Designated Event Payment”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Designated Event Payment Date (as defined below).

     Notice of a Designated Event shall be mailed by or at the direction of the Company to the holders of Convertible Notes as shown on the Register of such holders maintained by the Registrar not more than 20 days after the applicable Designated Event Date at the addresses as shown on the Register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Designated Event Offer shall remain open until a specified date (the “Designated Event Offer Termination Date”) which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, holders of Convertible Notes may elect to tender their Convertible Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Convertible Notes properly tendered pursuant to this Section 4.06 on a specified Business Day (the “Designated Event Payment Date”) which shall be no later than 60 days after the applicable Designated Event.

     The notice, which shall govern the terms of the Designated Event Offer, shall include such disclosures as are required by law and shall state:

     (a)  that a Designated Event Offer is being made pursuant to this Section 4.06 and that all Convertible Notes will be accepted for payment;

     (b)  the event, transaction or transactions that constitute the Designated Event;

     (c)  the Designated Event Payment for each Convertible Note, the Designated Event Offer Termination Date and the Designated Event Payment Date;

     (d)  that any Convertible Note not accepted for payment will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms thereof;

     (e)  that, unless the Company defaults on making the Designated Event Payment, any Convertible Note accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest and Liquidated Damages, if any, on the Designated Event Payment Date and no further interest or Liquidated Damages shall accrue on or after such date;

     (f)  that holders electing to have Convertible Notes repurchased pursuant to a Designated Event Offer will be required to surrender their Convertible Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Designated Event Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (g)  that holders of Convertible Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Designated Event Offer Termination Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Convertible Notes the holder delivered for purchase, the Convertible Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Convertible Notes purchased;

     (h)  that holders whose Convertible Notes are repurchased only in part will be issued Convertible Notes equal in principal amount to the unpurchased portion of the Convertible Notes surrendered;

     (i)  the instructions that holders must follow in order to tender their Convertible Notes; and

     (j)  that in the case of a Designated Event Payment Date that is also an Interest Payment Date, the interest and Liquidated Damages, if any, due on such date shall be paid to the person in whose name the Convertible Note is registered at the close of business on the relevant Designated Event Offer Termination Date.

     On the Designated Event Offer Termination Date, the Company shall (i) accept for payment all Convertible Notes or portions thereof properly tendered pursuant to the Designated Event Offer, (ii) deposit with the Paying Agent money sufficient to pay the Designated Event Payment with respect to all Convertible Notes or portions thereof so tendered and accepted and (iii) deliver or cause to be delivered to the Trustee the Convertible Notes so accepted together with an Officers’ Certificate setting forth the aggregate principal amount of Convertible Notes or portions thereof tendered to and accepted for payment by the Company. On the Designated Event Payment Date, the Paying Agent shall mail or deliver the Designated Event Payment to the holders of Convertible Notes so accepted and the Trustee shall promptly authenticate and mail or cause to be transferred by book entry to such holders a new Convertible Note equal in principal amount to any unpurchased portion of the Convertible Note surrendered, if any; provided, however, that such new Convertible Notes will be in a principal amount of $1,000 or an integral multiple thereof. Any Convertible Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 12.06 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of Convertible Notes to cause the Company to repurchase Convertible Notes following a Designated Event, including the applicable provisions of this Section 4.06 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

     The Designated Event Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, to the extent such laws and regulations are then applicable and shall include all instructions and materials that the Company shall reasonably deem necessary to enable such holders of Convertible Notes to tender their Convertible Notes.

     SECTION 4.07. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 4.08. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company’s obligation to pay the Convertible Notes, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Convertible Notes and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

      SECTION 4.09. Taxes. The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (i) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its subsidiaries taken as a whole or (ii) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

      SECTION 4.10. Investment Company Act. As long as any Convertible Notes are outstanding, the Company will conduct its business and operations so as not to become an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will take all steps required in order for it to continue not to be an “investment company” and not to be required to be registered under the Investment Company Act, including, if necessary, redeployment of the assets of the Company.

ARTICLE V.

Successors

      SECTION 5.01. When the Company May Merge, Etc. The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, any person as an entirety or substantially as an entirety unless:

(a)    either

(i)     the Company shall be the surviving or continuing corporation, or

(ii)    the person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety

     (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

     (2) shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and Liquidated Damages, if any, on all of the Convertible Notes and the performance of every covenant of the Convertible Notes and this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, including, without limitation, modifications to rights of holders to cause the repurchase of Convertible Notes upon a Designated

Event in accordance with the penultimate paragraph of Section 4.06 and conversion rights in accordance with Section 12.06 to the extent required by such Sections;

     (b)  immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

     (c)  the Company or such successor person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

     For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Company, the capital stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 5.02. Successor Corporation Substituted. Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Convertible Notes.

     SECTION 5.03. Purchase Option on Change of Control. This Article V does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.06.

ARTICLE VI.

Defaults and Remedies

     SECTION 6.01. Events of Default. An “Event of Default” with respect to any Convertible Notes occurs if:

     (a)  the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture) of principal of, or premium, if any, on the Convertible Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the

Company to make any optional redemption payment when required pursuant to Article III; or

     (b)  the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture) of any installment of interest or Liquidated Damages on the Convertible Notes when due (including any interest or Liquidated Damages payable in connection with a repurchase pursuant to Section 4.06 or in connection with any optional redemption payment pursuant to Article III) and continuance of such default for 30 days or more; or

     (c)  the Company defaults in the payment (whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture) of the Designated Event Payment in respect of the Convertible Notes on the date therefor; or

     (d)  the Company fails to provide timely notice of any Designated Event in accordance with Section 4.06; or

     (e)  the Company defaults (other than a default set forth in clauses (a), (b), (c) or (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Convertible Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes; or

     (f)  a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed or secured by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such Indebtedness within the grace period provided for in such Indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice by the Company from the Trustee or by the Company and the Trustee from any holder of Convertible Notes; or

     (g)  failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $5,000,000; or

     (h)   the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

     (i)    commences a voluntary case,

     (ii)   consents to the entry of an order for relief against it in an involuntary case,

     (iii)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

     (iv)  makes a general assignment for the benefit of its creditors, or

     (v)   makes the admission in writing that it generally is unable to pay its debts as the same become due; or

     (i)    a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

     (i)    is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

     (ii)   appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

     (iii)  orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all the Convertible Notes to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Convertible Notes to the contrary, but subject to the provisions of Article XI. If any Event of Default with respect to the Company specified in clauses (h) or (i) of Section 6.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Convertible Notes then outstanding shall become automatically due and payable subject to the provisions of Article XI, without any declaration or other act on the part of the Trustee or any holder of Convertible Notes.

     The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes by notice to the Trustee may rescind an acceleration of the Convertible Notes and its consequences if all existing Events of Default (other than nonpayment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     In the case of any Event of Default, pursuant to the provisions of this Section 6.02, occurring by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Convertible Notes pursuant to Paragraph 5 of the Convertible Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, upon the acceleration of the Convertible Notes notwithstanding anything contained in this Indenture or in the Convertible Notes to the contrary.

     If an Event of Default occurs on any date on which the Company is prohibited from redeeming the Convertible Notes, pursuant to Paragraph 5 of the Convertible Notes, by reason of any wilful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Convertible Notes on such date, then the maximum redemption premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Convertible Notes.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest or Liquidated Damages, if any, on the Convertible Notes or to enforce the performance of any provision of the Convertible Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Convertible Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Convertible Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults. The holders of a majority in aggregate principal amount of the Convertible Notes then outstanding may, on behalf of the holders of all the Convertible Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, and premium, if any, or interest or Liquidated Damages, if any, on the Convertible Notes (other than the non-payment of principal of, and premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Convertible Notes; provided, however, that in order to waive any provisions of

Article XI, holders of at least 75% in aggregate principal amount of Convertible Notes then outstanding must consent to such waiver if such waiver would adversely affect the rights of holders of Convertible Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     SECTION 6.05. Control by Majority. The holders of a majority in aggregate principal amount of the then outstanding Convertible Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other holders of Convertible Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders; provided further, however that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

     SECTION 6.06. Limitation on Suits. A holder of a Convertible Note may not pursue any remedy with respect to this Indenture or the Convertible Notes unless:

     (a)  the holder gives to the Trustee notice of a continuing Event of Default;

     (b)  the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes make a written request to the Trustee to pursue the remedy;

     (c)  such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d)  the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e)  during such 30-day period the holders of a majority in aggregate principal amount of the then outstanding Convertible Notes do not give the Trustee a direction inconsistent with the request.

     A holder of a Convertible Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

     SECTION 6.07. Rights of Holders To Receive Payment. Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any holder of a Convertible Note to receive payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Note, on or after the respective due dates expressed in the Convertible Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Convertible Note shall not be impaired or affected without the consent of the holder of a Convertible Note.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Convertible Notes and interest on overdue principal, premium, if any, and interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Convertible Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Convertible Note any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

     SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

Second: to holders of Senior Debt to the extent required by Article XI;

Third: to holders of Convertible Notes for amounts due and unpaid on the Convertible Notes for principal, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Notes for principal, premium, if any, and interest and Liquidated Damages, if any, respectively; and

Fourth: to the Company.

     Except as otherwise provided in Section 2.12, the Trustee may fix a Record Date and payment date for any payment to holders of Convertible Notes.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the then outstanding Convertible Notes.

ARTICLE VII.

The Trustee

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

     SECTION 7.01. Duties of the Trustee. (a) If an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)  Except during the continuance of an Event of Default known to the Trustee:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture.

     (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d)  Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

     (f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     SECTION 7.02. Rights of the Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter contained therein.

     (b)  Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof is herein specifically prescribed). In addition, before the Trustee acts or refrains from acting, it may require an Officers’ Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d)  The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

     (e)  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (g)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the holders of Convertible Notes pursuant to the provisions of this Indenture, unless such holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

     (h)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document, provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of                      every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

     (i)  The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct.

     (j)  The Trustee shall not be responsible for the computation of any adjustment to the Conversion Price or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.05(j).

     (k)  The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

     SECTION 7.03. Individual Rights of the Trustee. Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Convertible Notes with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Convertible Notes. It shall not be accountable for the Company’s use of the proceeds from the Convertible Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Convertible Notes or any other document in connection with the sale of the Convertible Notes or pursuant to this Indenture other than its certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each holder of a Convertible Note a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to a Trust Officer of the Trustee unless it is a Default or Event of Default in the payment of principal, premium, if any, or interest or Liquidated Damages, if any, when due under Section 6.01(a), (b) or (c) or a Trust Officer of the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Convertible Notes. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Convertible Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of the Convertible Notes.

     SECTION 7.06. Reports by the Trustee to Holders. Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Convertible Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

     A copy of each report at the time of its mailing to holders of Convertible Notes shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Convertible Notes are listed. The Company shall timely notify the Trustee when the Convertible Notes are listed or quoted on any stock exchange or securities market.

     SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

     The Company shall indemnify the Trustee against, and defend and hold the Trustee harmless from, any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the trusts hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement; provided, however, that the Company will not be liable for any settlement made without its consent; provided further, however, that such consent will not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

     The Trustee shall have a lien prior to the Convertible Notes on all money or property held or collected by the Trustee to secure the Company’s payment obligations in this Section 7.07, except that held in trust to pay principal, premium, if any, and interest and Liquidated Damages, if any, on Convertible Notes. Such liens and the Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08. Replacement of the Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding Convertible Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10;

     (b)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c)  a Custodian or public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Convertible Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the then outstanding Convertible Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any holder of a Convertible Note who has been a holder for at least six months, fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Convertible Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

     SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 7.10. Eligibility, Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310 (a) (1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA § 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship set forth in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII.

Satisfaction and Discharge of Indenture

     SECTION 8.01. Discharge of Indenture. When (a) the Company delivers to the Trustee for cancellation all Convertible Notes theretofore authenticated (other than any Convertible Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) and not theretofore canceled, or (b) all the Convertible Notes not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, or by their terms will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, or are delivered to the Trustee for conversion in accordance with this Indenture, and the Company deposits with the Trustee, in trust, amounts sufficient to pay at maturity or upon redemption of all of the Convertible Notes (other than any Convertible Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Convertible Notes have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest and Liquidated Damages, if any, due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Convertible Notes, (ii) rights hereunder of holders of Convertible Notes to receive payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes, (iii) the obligations under Sections 2.03 and 8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Convertible Notes.

     SECTION 8.02. Deposited Moneys to be Held in Trust by Trustee. Subject to Section 8.04, all moneys deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the holders of the particular Convertible Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and Liquidated Damages, if any, and premium, if any.

     SECTION 8.03. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent (other than the Trustee) shall, upon the Company’s demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 8.04. Return of Unclaimed Moneys. Subject to the requirements of applicable law, any moneys deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on Convertible Notes and not applied but remaining unclaimed by the holders thereof for two years after the date upon which the principal of, premium, if any, or interest or Liquidated Damages, if any, on such Convertible Notes, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request of the Company, shall have first caused notice of such payment to the Company to be mailed to each holder of a Convertible Note entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such moneys, and the holder of any of the Convertible Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

     SECTION 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Convertible Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest, Liquidated Damages, if any, on or principal or premium, if any, of any Convertible Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

Amendments

     SECTION 9.01. Without the Consent of Holders. The Company and the Trustee may amend this Indenture or the Convertible Notes without notice to or the consent of any holder of a Convertible Note for the purposes of:

     (a)  curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in this Indenture or making any other changes in the provisions of this Indenture which the Company and the Trustee may deem necessary or desirable, provided such amendment does not adversely affect the legal rights under this Indenture of the holders of Convertible Notes;

     (b)  providing for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes or to provide for bearer Convertible Notes;

     (c)  evidencing the succession of another person to the Company and providing for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 5.01;

     (d)  providing for conversion rights or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 12.06;

     (e)  reducing the Conversion Price;

     (f)  evidencing and providing for the acceptance of appointment under this Indenture of a successor Trustee;

     (g)  making any changes that would provide the holders of the Convertible Notes with any additional rights or benefits or that do not adversely affect the legal rights under this Indenture of any such holder;

     (h)  complying with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

     (i)  securing the Convertible Notes.

     SECTION 9.02. With the Consent of Holders. Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Convertible Notes with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes).

     Subject to Sections 6.04 and 6.07, the holders of a majority in aggregate principal amount of the Convertible Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes) may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Convertible Notes.

     However, without the consent of each holder of a Convertible Note affected, an amendment or waiver under this Section may not (with respect to any Convertible Notes held by a non-consenting holder):

     (a)  reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver;

     (b)  reduce the principal of or premium on or change the fixed maturity of any Convertible Note or alter the redemption or mandatory repurchase provisions with respect thereto;

     (c)  reduce the rate of, or change the time for payment of, interest, including defaulted interest, or Liquidated Damages on any Convertible Note;

     (d)  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

     (e)  change the coin or currency of payment of principal of, or premium, if any, or interest or Liquidated Damages, if any, on any Convertible Note;

     (f)  make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Convertible Notes to receive payments of principal of, premium, if any, or interest or Liquidated Damages on the Convertible Notes;

     (g)  waive a redemption or mandatory repurchase payment with respect to any Convertible Notes;

     (h)  except as permitted herein (including Section 9.01(a)), increase the Conversion Price or modify the provisions contained herein relating to conversion of the Convertible Notes in a manner adverse to the holders thereof; or

     (i)  make any adverse change to the abilities of holders of Convertible Notes to enforce their rights under this Indenture.

     To secure a consent of the holders of Convertible Notes under this Section 9.02, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to holders of Convertible Notes a notice briefly describing the amendment or waiver.

     In order to amend any provisions of Article XI, (i) holders of at least 75% in aggregate principal amount of Convertible Notes then outstanding must consent to such amendment if such amendment would adversely affect the rights of holders of Convertible Notes and (ii) each holder of Senior Debt must consent to such amendment if such amendment would adversely affect the rights of such holder of Senior Debt.

     SECTION 9.03. Compliance with the Trust Indenture Act. Every amendment to this Indenture or the Convertible Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a holder of a Convertible Note is a continuing consent by the holder and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder’s Convertible Note, even if notation of the consent is not made on any Convertible Note. However, any such holder or subsequent holder may revoke the consent as to his or her Convertible Note or portion of a Convertible Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate certifying that the holders of the requisite principal amount of Convertible Notes have consented to the amendment or waiver.

     The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the holders of Convertible Notes entitled to consent to any amendment or waiver. If a Record Date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders of Convertible Notes at such Record Date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such Record Date.

     After an amendment or waiver becomes effective it shall bind every holder of a Convertible Note, unless it is of the type described in clauses (a) through (i) of Section 9.02. In such case, the amendment or waiver shall bind each holder of a Convertible Note who has consented to it and every subsequent holder of a Convertible Note or portion of a Convertible Note that evidences the same debt as the consenting holder’s Convertible Note.

     SECTION 9.05. Notation on or Exchange of Convertible Notes. Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Convertible Notes without charge to the holders of the Convertible Notes, except as specified in Section 2.06.

     SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

     If such amendment or supplemental indenture does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE X.

General Provisions

     SECTION 10.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), such duties imposed by such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

     SECTION 10.02. Notices. Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-

class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to holders of Convertible Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

     Any notice or communication to a holder of a Convertible Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

     If a notice or communication to a holder of a Convertible Note is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company sends a notice or communication to holders of Convertible Notes, it shall send a copy to the Trustee and each Agent at the same time.

     All notices or communications shall be in writing.

     SECTION 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other holders with respect to their rights under this Indenture or the Convertible Notes. The Company, the Trustee, the Registrar and the Paying Agent shall have the protection of TIA § 312(c).

     SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a)  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

     (a)  a statement that the person making such certificate or opinion has read such covenant or condition;

     (b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c)  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

     Any Officers’ Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

     SECTION 10.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by, or a meeting of, holders of Convertible Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 10.07. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open, and a “Business Day” is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any date specified in this Indenture, including, without limitation, a Redemption Date under Paragraph 5 of the Convertible Notes, is a Legal Holiday, then such date shall be the next succeeding Business Day.

     SECTION 10.08. No Recourse Against Others. No director, officer, employee, shareholder or Affiliate, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Convertible Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. This waiver and release are part of the consideration for the Convertible Notes. Each of such directors, officers, employees, shareholders and Affiliates of the Company is a third party beneficiary of this Section 10.08.

     SECTION 10.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.10. Other Provisions. The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The reporting date for Section 7.06 is May 15 of each year. The first reporting date is the May 15 following the issuance of Convertible Notes hereunder.

     The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company’s address is:

Guilford Pharmaceuticals Inc. 6611 Tributary Street Baltimore, MD 21224 Attention: Secretary Facsimile: (410) 631-6338 Telephone: (410) 631-6300

     The Trustee’s address is:

Wachovia Bank, National Association 1021 East Cary Street, 3rd Floor Richmond, VA 23219 Attention: Corporate Trust Administration-VA 9646 Facsimile: (804) 697-7140 Telephone: (804) 697-7142

     SECTION 10.11. Governing Law. The internal laws of the State of New York shall govern this Indenture and the Convertible Notes, without regard to the conflict of laws provisions thereof.

     SECTION 10.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the

Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 10.13. Successors. All agreements of the Company in this Indenture and the Convertible Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 10.14. Severability. In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 10.15. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XI.

Subordination

     SECTION 11.01. Agreement to Subordinate. The Company agrees, and each holder of Convertible Notes by accepting a Convertible Note agrees, that the Indebtedness evidenced by the Convertible Note is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or payment satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     SECTION 11.02. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

     (a)  holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other payment satisfactory to the holders of the Senior Debt before holders of Convertible Notes shall be entitled to receive any payment with respect to the Convertible Notes; and

     (b)  until all Senior Debt is paid in full in cash or other payment satisfactory to the holders of the Senior Debt, any distribution to which holders of Convertible Notes would be entitled but for this Article XI shall be made to holders of Senior Debt, as their interests may appear.

     SECTION 11.03. Default on Senior Debt or Designated Senior Debt. Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or premium, if any, interest or Liquidated Damages, if any, on or other amounts due on the Convertible Notes (including without limitation the making of a deposit pursuant to Section 3.06 or 4.06), and no redemption, repurchase, or other acquisition of the Convertible Notes shall be made by or on behalf of the Company unless:

     (a)  full payment of all amounts then due for principal of and interest on, and of all other amounts then due on, all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt; and

     (b)  at the time for, and immediately after giving effect to, any such payment, redemption, repurchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt is issued any default which shall not have been cured or waived and which default shall have resulted in the full amount of such Senior Debt being declared due and payable.

     In addition, if the Trustee shall receive written notice from the holders of Designated Senior Debt or their Representative (a “Payment Blockage Notice”) that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any non-payment default, which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable, then, anything in this Indenture to the contrary notwithstanding, no payment on account of the principal of or premium, if any, interest or Liquidated Damages, if any, on or any other amounts due on the Convertible Notes (including without limitation the making of a deposit pursuant to Section 3.06 or 4.06), and no redemption, repurchase or other acquisition of the Convertible Notes, shall be made by or on behalf of the Company during the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earliest of (i) the date on which such default shall have been cured or waived, (ii) 179 days from the receipt of the Payment Blockage Notice and (iii) the date the Payment Blockage Notice is withdrawn by the holders of such Designated Senior Debt. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Convertible Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     SECTION 11.04. Acceleration of Convertible Notes. In the event of the acceleration of the Convertible Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Convertible Notes in respect of Obligations with respect to Convertible Notes and may not acquire or purchase from the Trustee or any holder of Convertible Notes any Convertible Notes until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.

     If payment of the Convertible Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt or trustees of such Senior Debt of the acceleration.

     SECTION 11.05. When Distribution Must Be Paid Over. In the event that the Trustee, any holder of Convertible Notes or any other person receives any payment or distributions of assets of the Company of any kind with respect to the Convertible Notes in contravention of any subordination terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their Representative, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, however, that the foregoing shall apply to the Trustee only if a Trust Officer of the Trustee has actual knowledge (as determined in accordance with Section 11.11) that such payment or distribution is prohibited by this Indenture.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article XI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Convertible Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article XI, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     SECTION 11.06. Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any Obligations with respect to the Convertible Notes or the purchase of any Convertible Notes by the Company to violate this Article XI, but failure to give such notice shall not affect the subordination of the Convertible Notes to the Senior Debt as provided in this Article XI.

     SECTION 11.07. Subrogation. After all Senior Debt is paid in full and until the Convertible Notes are paid in full, holders of Convertible Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Convertible Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Convertible Notes have been applied to the payment of Senior Debt. A distribution made under this Article XI to holders of Senior Debt that otherwise would have been made to holders of Convertible Notes is not, as between the Company and holders of Convertible Notes, a payment by the Company on the Convertible Notes.

     SECTION 11.08. Relative Rights. This Article XI defines the relative rights of holders of Convertible Notes and holders of Senior Debt. Nothing in this Indenture shall:

     (a)  impair, as between the Company and holders of Convertible Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes in accordance with their terms;

     (b)  affect the relative rights of holders of Convertible Notes and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

     (c)  prevent the Trustee or any holder of Convertible Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Convertible Notes.

     If the Company fails because of this Article XI to pay principal of, premium, if any, or interest or Liquidated Damages, if any, on a Convertible Note on the due date, the failure is still a Default or Event of Default.

     SECTION 11.09. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Convertible Notes shall be impaired by any act or failure to act by the Company or any holder of Convertible Notes or by the failure of the Company or any such holder to comply with this Indenture.

     SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the holders of Convertible Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Convertible Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

     SECTION 11.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Convertible Notes, unless a Trust Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Convertible Notes to violate this Article XI. Only the Company or a Representative may give the notice.

     Nothing in this Article XI shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 11.12. Authorization to Effect Subordination. Each holder of a Convertible Note by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XI and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Convertible Notes.

     SECTION 11.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that the second and third paragraphs of Section 11.11 shall not apply to the Company or any Subsidiary of the Company if it or such Subsidiary acts as Paying Agent.

     SECTION 11.14. Senior Debt Entitled to Rely. The holders of Senior Debt shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless the holders affected thereby shall have agreed in writing thereto.

     SECTION 11.15. Permitted Payments. Notwithstanding anything to the contrary in this Article XI, the holders of Convertible Notes may receive and retain at any time on or prior to the Maturity Date (i) securities that are subordinated to at least the same extent as the Convertible Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 8.01.

ARTICLE XII.

Conversion of Convertible Notes

     SECTION 12.01. Right To Convert. Subject to and upon compliance with the provisions of this Indenture, each holder of Convertible Notes shall have the right, at his or her option, at any time on or before the close of business on the last Trading Day prior to the Maturity Date (except that, (a) with respect to any Convertible Note or portion thereof which is called for redemption prior to such date, such right shall terminate, except as provided in the fourth paragraph of Section 12.02, at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Convertible Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase in accordance with section 4.06)) to convert the principal amount of any Convertible Note held by such holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the Conversion Price in effect at such time, by surrender of the Convertible Note so to be converted in whole or in part in the manner provided in Section 12.02. A holder of Convertible Notes is not entitled to any rights of a holder of Common Stock until such holder of Convertible Notes has converted his or her Convertible Notes to Common Stock, and then only to the extent such Convertible Notes are deemed to have been converted to Common Stock under this Article XII.

     SECTION 12.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. To exercise, in whole or in part, the conversion privilege with respect to any Convertible Note, the holder of such Convertible Note shall surrender such Convertible Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the last paragraph of this Section 12.02, and shall give written notice of conversion in the form provided on the Convertible Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder of Convertible Notes elects to convert such Convertible Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.07. Each such Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Convertible Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder of Convertible Notes or his or her duly authorized attorney. The holder of such Convertible Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Convertible Note.

     As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Convertible Note or portion thereof in accordance with the provisions of this Article XII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 12.03 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the holder have been paid. In case any Convertible Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the holder of the Convertible Note so surrendered, without charge to him or her, a new Convertible Note or Convertible Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Note.

     Each conversion shall be deemed to have been effected as to any such Convertible Note (or portion thereof) on the date on which the requirements set forth above in this Section 12.02 have been satisfied as to such Convertible Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company’s stock transfer books are closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Note is surrendered.

     Any Convertible Note or portion thereof surrendered for conversion during the period from the close of business on the Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless such Convertible Note or portion thereof being converted has been called for redemption on a date during the period from the close of business on such Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date pursuant to a notice of redemption mailed by the Company to the holders in accordance with the provisions of Section 3.04) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Convertible Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Convertible Note at the close of business on such Record Date. Except as provided above in this Section 12.02, no adjustment shall be made for interest and Liquidated Damages, if any, accrued on any Convertible Note converted or for dividends on any shares issued upon the conversion of such Convertible Note as provided in this Article XII. If any Convertible Note is converted after a Record Date for the payment of interest and prior to the next succeeding Interest Payment Date, interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the holder of such Convertible Note on the applicable Record Date.

     SECTION 12.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Convertible Notes. If more than one Convertible Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Convertible Note or Convertible Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price of the Common Stock on the last Trading Day prior to the date of conversion.

     SECTION 12.04. Conversion Price. The conversion price shall be as specified in the form of Convertible Note attached as Exhibit A hereto, subject to adjustment as provided in this Article XII.

     SECTION 12.05. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

     (a)  If the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.05(g)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 12.05(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (b)  If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c)  If the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined in Section 12.05(g)) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion

Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (d) If the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.05(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (i) any rights, options or warrants of a type referred to in Section 12.05(c) and (ii) dividends and distributions paid exclusively in cash) (the foregoing hereinafter in this Section 12.05(d) called the “Securities”), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.05(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to Section 12.05(g) to the extent possible.

     Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.05(d) (and no adjustment to the Conversion Price under this Section 12.05(d) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Price under this Section 12.05(d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.05(d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

     For purposes of this Section 12.05(d) and Sections 12.05(a) and (c), any dividend or distribution to which this Section 12.05(d) is applicable that also includes shares of Common Stock to which Section 12.05(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.05(c) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 12.05(a) or (c) applies (and any Conversion Price reduction required by this Section 12.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 12.05(a) and (c) with respect to such dividend or distribution shall then be made, except that (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 12.05(a) and as “such date fixed for the determination of shareholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants” and “Record Date” within the meaning of Section 12.05(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.05(a)).

     (e)  If the Company shall, by dividend or otherwise, distribute cash to all holders of its Common Stock (excluding any cash that is distributed upon a merger, share exchange or consolidation to which Section 12.06 applies or as part of a distribution referred to in Section 12.05(d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such all cash distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.05(e) has been made, and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 12.05(f) has been made, exceeds 10% of the product of the Current Market Price on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Notes shall have the right to receive upon conversion of a Convertible Note (or any portion thereof) the Common Stock issuable upon such conversion and the amount of cash such holder would have received had such holder converted such Convertible Note (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (f)  If a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock expires and such tender offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, combined together with (1) the aggregate of the cash plus the Fair Market Value (determined as aforesaid), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock, expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.05(f) has been made and (2) the aggregate amount of any all-cash distributions to all holders of the Common Stock within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.05(e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the amount of cash plus the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.05(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.05(f).

     (g)  For purposes of this Section 12.05, the following terms shall have the meanings indicated:

(1) “Closing Price” with respect to any securities on any day means the closing price on such day or, if no closing price is available, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the

Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

(2) “Current Market Price” means the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 12.05(a), (b), (c), (d), (e) or (f) occurs during such 10 consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.05(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Sections 12.05(d) or (f), whose determination shall be conclusive and described in a resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 12.05(f), the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.05(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.05, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.05 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(3) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(4) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(5) “Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (h)  The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.05(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     The Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 days, if the Board of Directors has made a determination that such reduction would be in the Company’s best interests, which determination shall be conclusive and described in a resolution of the Board of Directors. The reduction in Conversion Price shall be irrevocable during this period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holders of Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (i)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.05(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (j)  Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of Convertible Notes at his or her last address appearing on the Register of holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (k)  In any case in which this Section 12.05 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event issuing to the holder of any Convertible Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

     (l)  For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     SECTION 12.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another person or (iii) any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Convertible Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Convertible Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Convertible Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised (“Non-electing Share”), then, for the purposes of this Section 12.06, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the holders of the Convertible Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Convertible Notes at his or her address appearing on the Register of holders for that purpose within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

     If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.

     SECTION 12.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Convertible Notes shall be made without charge to the converting holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Convertible Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 12.08. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Convertible Notes from time to time as such Convertible Notes are presented for conversion. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Convertible Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock issued upon conversion of Convertible Notes will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company further covenants that as long as the Common Stock is quoted on the Nasdaq National Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Convertible Notes to be so listed and remain listed.

     SECTION 12.09. Responsibility of Trustee. The Trustee shall not at any time be under any duty of responsibility to any holders of Convertible Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Note, and the Trustee makes no representations with respect thereto. Subject to the provisions of Section 7.01, the Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, the Trustee shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by holders of Convertible Notes upon the conversion of their Convertible Notes after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     SECTION 12.10. Notice to Holders Prior to Certain Actions. If:

     (a)  the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

     (b)  the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 12.05(d));

     (c)  there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d)  there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each holder of Convertible Notes at his or her address appearing on the register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up.

     SECTION 12.11. Restriction on Common Stock Issuable Upon Conversion. Shares of Common Stock to be issued upon conversion of Convertible Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the holders converting such Securities, and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 12.11(c).

     (b)  If (i) shares of Common Stock to be issued upon conversion of a Convertible Note prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Convertible Note or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit C as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

GUILFORD PHARMACEUTICALS INC.,

By /s/ Craig R. Smith, MD
Name: Craig R. Smith, M.D.
Title: Chairman, President and
Chief Executive Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee,

By /s/ Monique Green

Name: Monique Green
Title: Vice President

EXHIBIT A
(Face of Security)

[Global Securities Legend]

     [The following legend shall appear on the face of each Global Security: THIS CONVERTIBLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.]

     [The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH

TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

No.	CUSIP
$	Guilford Pharmaceuticals Inc.

5% CONVERTIBLE SUBORDINATED NOTE DUE 2008

promises to pay to [       ] or registered assigns, the principal sum of                Dollars on

Interest Payment Dates: Regular Record Dates:	January 1 and July 1, commencing January 1, 2004 December 15 and June 15

Guilford Pharmaceuticals Inc.,

By

Name:
Title:

Certificate of Authentication

Dated:

This is one of the Convertible Subordinated Notes described in the within mentioned Indenture.

Wachovia Bank, National Association, as Trustee

By

Authorized Signatory

(Back of Security)

Guilford Pharmaceuticals Inc.

5% CONVERTIBLE SUBORDINATED NOTE DUE 2008

1.	INTEREST. Guilford Pharmaceuticals Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Convertible Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on January 1 and July 1 of each year, beginning January 1, 2004. Interest on the Convertible Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from June 17, 2003. Interest and Liquidated Damages, if any, will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.	METHOD OF PAYMENT. The Company will pay interest and Liquidated Damages, if any, on the Convertible Notes (except defaulted interest) to the person in whose name each Convertible Note is registered at the close of business on the December 15 or June 15 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Convertible Note or portion thereof called for redemption on a Redemption Date, or repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest and Liquidated Damages, if any, shall be payable (unless such Convertible Note or portion thereof is converted) to the holder of the Convertible Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). The holder must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, premium, if any, and interest and Liquidated Damages, if any, by check payable in such money, and may mail such check to the holders of the Convertible Notes their respective addresses as set forth in the Register of holders of Convertible Notes.

3.	PAYING AGENT AND REGISTRAR. Wachovia Bank, National Association (together with any successor Trustee under the Indenture referred to below, the “Trustee”) will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4.	INDENTURE. The Company issued the Convertible Notes under an Indenture dated as of June 17, 2003 (the “Indenture”) between the Company and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Notes are unsecured subordinated obligations of the Company limited to (except as otherwise provided in the Indenture) up to $60,000,000 in aggregate principal amount, unless an election has been made as set forth in Article II of the Indenture to increase such aggregate principal amount to an amount not to exceed $20,000,000. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

5.	OPTIONAL REDEMPTION. On or after July 6, 2006, the Company shall have the option to redeem the Convertible Notes, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of principal amount), if redeemed during the twelve month period beginning July 1 of each year indicated (July 6 with respect to 2006) plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date fixed for redemption:

Redemption

Year	Redemption Price

2006	102.00%
2007	101.00%

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Convertible Notes to be redeemed at his or her registered address. Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If less than all the Convertible Notes are to be redeemed, the Trustee shall select the Convertible Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Convertible Notes are listed or quoted, or, if the Convertible Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. On and after the Redemption Date, interest and Liquidated Damages, if any, ceases to accrue on Convertible Notes or portions thereof called for redemption (unless the Company defaults in the payment of the Redemption Price). If this Convertible Note is redeemed on a date which is also an Interest Payment Date, the interest and Liquidated Damages, if any, due on such date will be paid to the person in whose name this Convertible Note is registered at the close of business on the relevant Regular Record Date.

6.	DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount of the Convertible Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Note, with the “Option of Holder to Elect Repurchase” portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to holders as provided in the Indenture, prior to the Designated Event Offer Termination Date.

7.	SUBORDINATION. The Company’s payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes is subordinated to the prior payment in full of the Company’s Senior Debt as set forth in the Indenture. Each holder of Convertible Notes by his or her acceptance hereof covenants and agrees that all payments of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Convertible Notes by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each holder of Convertible Notes accepts and agrees to be bound by such provisions.

8.	DENOMINATIONS, TRANSFER, EXCHANGE. The Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered and Convertible Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption or submitted for repurchase or surrendered for conversion. Also, the Company or the Registrar need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

9.	PERSONS DEEMED OWNERS. The registered holder of a Convertible Note shall be treated as its owner for all purposes.

10.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes.

Without the consent of any holder, the Indenture or the Convertible Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes; (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes or to provide for bearer Convertible Notes; (c) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 5.01 of the Indenture; (d) provide for conversion rights or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 12.06 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (i) secure the Convertible Notes.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a nonconsenting holder): (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or premium on, or change the fixed maturity of any Convertible Note or alter the provisions with respect to the redemption or mandatory repurchase of the Convertible Notes; (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, or Liquidated Damages, if any, on any Convertible Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or premium, if any, or interest or Liquidated Damages, if any, on, any Convertible Note payable in money other than as provided for in the Indenture and in the Convertible Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of holders of Convertible Notes to receive payments of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Convertible Notes; (g) waive a redemption or mandatory repurchase payment with respect to any Convertible Note; (h) except as permitted by the Indenture (including Section 9.01(a)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Convertible Notes in a manner adverse to the holders thereof or (i) make any adverse change to the ability of holders of Convertible Notes to enforce their rights under the Indenture. In addition, any amendment to the provisions of Article XI of the Indenture (which relate to subordination) will require (1) the consent of the holders of at least 75% in aggregate principal amount of the Convertible Notes then outstanding if such amendment would adversely affect the rights of holders of Convertible Notes and (2) the consent of each holder of Senior Debt if such amendment would diminish the rights of such holder of Senior Debt.

11.	DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Convertible Notes, when due at maturity, upon repurchase, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default for 30 days or more in payment of any installment of interest or Liquidated Damages on the Convertible Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the payment of the Designated Event Payment in respect of the Convertible Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (d) failure to provide timely notice of a Designated Event; (e) default by the Company (other than a default set forth in clauses (a), (b), (c) or (d) above) for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (f) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such Indebtedness within the grace period provided for in such Indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after notice; or (g) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on all Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Convertible Notes become due and payable without further action or notice. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, prem ium, if any, or interest or Liquidated

Damages, if any) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

12.	TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

13.	NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Notes.

14.	AUTHENTICATION. This Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.	ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

16.	CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered holder of this Convertible Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Convertible Note or any portion hereof is (a) called for redemption prior to such date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase ) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company (“Common Stock”) obtained by dividing the principal amount of the Convertible Note or portion thereof to be converted by the conversion price of $6.24 per share, as adjusted from time to time as provided in the Indenture (the “Conversion Price”), upon surrender of this Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney)

and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date (unless this Convertible Note or the portion thereof being converted has been called for redemption on a date in such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount of this Convertible Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest or Liquidated Damages accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company’s assets.

The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion.

17.	REGISTRATION RIGHTS AGREEMENT. The holder of this Convertible Note is entitled to the benefits of a Registration Rights Agreement, dated June 17, 2003, between the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the holders of the Convertible Notes and the Common Stock issued and issuable upon conversion of the Convertible Notes, that (i) it will, at its cost, within 90 days after the Issue Date, file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 150 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date or, if later, the second anniversary of the last date on which any Convertible Notes are issued upon exercise of the Initial Purchasers’ option, (b) the date on which all the Convertible Notes and the Common Stock issuable upon conversion thereof may be sold to persons who are not “affiliates” (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which all the Convertible Notes or the Common Stock issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or sold pursuant to such Shelf Registration Statement.

If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 90 days, or has not been declared effective by the Commission within 150 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or cease to be usable for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 30 days in the aggregate in any 90-day period or 60 days in the aggregate in any 12-month period during the period the Company is required to keep the Shelf Registration Statement continuously effective (each such event referred to in clauses (i) and (ii) being referred to herein as a “Registration Default”), the Company will pay liquidated damages (“Liquidated Damages”) to each holder of Transfer Restricted Securities which has complied with its obligations under the Registration Rights Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities or $2.50 per annum per 160.2564 shares of Common Stock (subject to adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like) constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities or $5.00 per annum per 160.2564 shares of Common Stock (subject to adjustment as set forth above) constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages by wire transfer of immediately available funds or by Federal funds check on each date specified in the Registration Rights Agreement, and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

“Transfer Restricted Securities” means each Convertible Note and each share of Common Stock issued or issuable on conversion thereof until the date on which such Convertible Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Convertible Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is, effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force); provided, however, that the term shall not include any share of Common Stock issuable upon conversion of a Convertible Note previously sold or transferred pursuant to any of clauses (i) through (iii) above.

Pursuant to the Registration Rights Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for not more than 30 days in any three-month period or for the three periods not to exceed an aggregate of 60 days in any twelve-month period under certain circumstances (a “Suspension Period”); provided, however, that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Guilford Pharmaceuticals Inc., 6611 Tributary Street, Baltimore, MD 21224, Attention: Secretary, or by telephone to the Company Secretary at (410) 631-6300.

FORM OF CONVERSION NOTICE

To: Guilford Pharmaceuticals Inc.

     The undersigned owner of the Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Guilford Pharmaceuticals Inc. in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Liquidated Damages and taxes accompanies this Convertible Note.

Dated:
Fill in for registration of shares if to be delivered, and Convertible Notes if to be issued, other than to and in the name of the owner (Please Print):
Signature

Principal amount to be converted (if less than all):
(Name)
$ ,000
(Street Address)	Social Security or other Taxpayer Identification Number

(City, State and Zip Code)

Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Notes are to be delivered, other than to and in the name of the registered holder.

ASSIGNMENT FORM

To assign this Convertible Note, fill in the form below:

(I) or (we) assign and transfer this Convertible Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                       agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Convertible Note)

Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS CONVERTIBLE NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Convertible Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Convertible Notes are being transferred:

CHECK ONE BOX BELOW

(1) [ ] to the Company; or

(2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature: (Sign exactly as your name appears on the other side of this Convertible Note)
Date:
Medallion Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE

     If you wish to have this Convertible Note repurchased by the Company pursuant to Section 4.06 of the Indenture, check the Box: [  ]

     If you wish to have a portion of this Convertible Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in multiples of $1,000): $      .

Date:	Your Signature: (Sign exactly as your name appears on the other side of this Convertible Note)
Medallion Signature Guarantee:

EXHIBIT B

FORM OF RESTRICTED COMMON STOCK LEGEND

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.”

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED COMMON STOCK

     (Transfers pursuant to Section 12.11(c) of the Indenture) [NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re: Guilford Pharmaceuticals Inc. 5% Convertible Subordinated Notes due 2008 (the “Convertible Notes”)

     Reference is hereby made to the Indenture dated as of June 17, 2003 (the “Indenture”) between Guilford Pharmaceuticals Inc. and Wachovia Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to        shares of Common Stock represented by the accompanying certificates that were issued upon conversion of Convertible Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

     In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

CHECK ONE BOX BELOW

(1) [ ] to the Company; or

(2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption

C-1

from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

[Name of Transferor],

By Name:
Title:

Dated:

C-2